                                    [LETTERHEAD]

                               RESTATED CERTIFICATE OF
                                    INCORPORATION

    I, FRANK MURRAY, Secretary of State of the State of Montana, do hereby certify that duplicate originals of Restate Articles of Incorporation of

                               GREAT FALLS GAS COMPANY

and Statement on Adoption thereon duly executed pursuant to the provisions of
Section 35-1-213 of the Montana Code Annotated have been received in my office and found to conform to law.

    NOW, THEREFORE, I, FRANK MURRAY, as such Secretary of Sate, by virtue of the authority vested in me by law, HEREBY ISSUE this Restated Certificate of Incorporation of Incorporation of

                               GREAT FALLS GAS COMPANY

and attach hereto a duplicate original of the Restated Articles of Incorporation and the Statement on Adoption thereon.

                                            IN WITNESS WHEREOF, I have
                                       hereunto set my hand and affixed
                                       the Great Seal of the State of
                                       Montana, at Helena, the Capital
                                       this 24th day of November, A.D. 1980.

                                       /s/ Frank Murray
                                       FRANK MURRAY
                                       Secretary of State

                                       /s/ Leonard C. Larson
                                    By   Leonard C. Larson
                                       Chief Deputy

                                                                  281111
    RESTATED ARTICLES OF INCORPORATION                      STATE OF MONTANA
                                                                   FILED
                     OF                                         NOV 24 1980
                                                               FRANK MURRAY
           GREAT FALLS GAS COMPANY                          SECRETARY OF STATE
                                                             /s/ Frank Murray

    Pursuant to the provisions of Section 58 of the Montana Business Corporation Act (Section 35-1-213, MCA (1978)), the undersigned corporation, pursuant to a resolution duly adopted by its Board of Directors, hereby adopts the following Restated Articles of Incorporation:

    FIRST: The name of the corporation is Great Falls Gas Company.

    SECOND: The duration of the corporation is to be perpetual.

    THIRD: The purposes for which the corporation was and is organized are as follows:

    (a) To acquire by purchase that certain gas franchise known as "Ordinance No. 310", passed by the city council of the City of Great Falls, Montana, on the 20th day of January, 1908, and approved by the Mayor of said City on the 21st day of January, 1908, being a grant to Charles U. Gordon, his associates, successors and assigns, of the right to construct, maintain and operate a plant for the manufacture, sale and distribution of illuminating and fuel gas and their by-products, and to use the streets, alleys and public places of said City therefor, and thereafter to own, said gas franchise and to use and enjoy the same according to the nature thereof. (As originally pro-vided in the Articles of Incorporation filed February 11, 1909.)

    (b) To acquire, own and hold lands, buildings, tanks, machinery, pipes and pipe lines, and any and all suitable appliances for manufacturing, producing, and distributing illuminating and fuel gas, and by-products, and any and all other illuminant products for lighting, heating, and any and all other beneficial uses and purposes to which they may be applied. (As originally provided in the Articles of Incorporation filed February 11, 1909.)

    (c) To acquire, hold and operate machinery and other property for the purpose of generating and transmitting electricity, electric energy and electric light, heat and power; and to supply such gas and illuminant products, heat and light to the said City of Great Falls, and to the inhabitants thereof, or to any other useful purpose. (As originally provided in the Articles of Incorporation filed February 11, 1309.)

    (d) To acquire and hold mineral lands and rights to prospect for, bore, sink wells, produce, pipe and transport natural gas, oil and petroleum; and to refine, store and deal in petroleum and other oils and their products and by-products; to operate and maintain oil and natural gas wells, with suitable tanks and pipe lines for the same; and to acquire, own, dispose of, develop and operate mines of coal and coal lands. (As originally provided in the Articles of Incorporation filed

February 11, 1909.)

    (e) To incur indebtedness in such amount as may be deemed necessary or proper; to evidence such indebtedness by the bonds or other written obligations of this corporation; and to secure the payment of such indebtedness by mortgage, deed of trust, or other form of incumbrance of and upon all or any part of the property, rights, privileges and franchises of this corporation, whether acquired at the time of making such incumbrance or thereafter to be acquired. (As originally provided in the Articles of Incorporation filed February 11, 1909.)

    (f) To carry on any other business, or to do any other thing in connection with the objects and purposes above mentioned that may be necessary or proper to successfully accomplish or promote said subjects and purposes. And to do any and all other acts and things, and to exercise any and all other powers, which a copartnership or natural person could do and exercise, and which now or hereafter may be authorized by law. (As originally provided in the Articles of Incorporation filed February 11, 1909.)

    (g) To engage in any lawful act or activity for which corporations may be organized under the Montana Business Corporation Act.

    (h) To do each and every thing necessary, proper or convenient for the accomplishment of any such purposes.

    FOURTH: The aggregate number of shares which the corporation now has authority to issue is One Hundred Twenty Thousand (120,000) shares of the par value of One Dollar and Fifty Cents ($1.50) each, of which Eighty-Seven Thousand Five Hundred Forty-Four (87,544) shares are issued and outstanding, including Nine Hundred Thirty-Eight (938) shares of treasury stock. The stated capital of the corporation is One Hundred Thirty-One Thousand Three Hundred Sixteen Dollars ($131,316.00).

    FIFTH: The Bylaws of this corporation may be altered, amended, or additional provisions adopted by a majority vote of all of the capital stock represented in any regular or special meeting of the stockholders, or by a majority of the directors in any regular or special meeting of the Board of Directors.

SIXTH: The current address of the initial registered office of the corporation is:

         725 Central Avenue
         P. O. Box 2229
         Great Falls, Montana 59403.

And the name of its current registered agent at such Address

         Larry D. Geske

    SEVENTH: The number of directors now constituting the Board of Directors of the corporation is seven (7).

    The foregoing Restated Articles of Incorporation correctly set forth without change the corresponding provisions of the Articles of Incorporation as herein and as heretofore amended, and supersede the original Articles of Incorporation and all amendments thereto. DATED this 1st day of May, 1980.

                               GREAT FALLS GAS COMPANY

                                BY: /s/ Larry D. Geske
                                ------------------------------
                                    LARRY D. GESKE, President

ATTEST:

/s/ Robert W. Creek
---------------------------
ROBERT W. CREEK, Secretary

                               VERIFICATION
                               ------------
STATE OF MONTANA     )
                     : ss.
County of Cascade    )

    On this 25th day of August, 1980, before me, the undersigned, a Notary Public for the State of Montana, personally appeared LARRY D. GESKE and ROBERT
W. CREEK, known to me to be the president and secretary, respectively, of GREAT FALLS GAS COMPANY, and they, upon their oath, acknowledged to me that such corporation executed the foregoing Restated Articles of Incorporation of Great Falls Gas Company and that the statements therein contained are true.

                                       /s/ William Quast
                                       ---------------------------------------
                                       Notary Public for the State of Montana
                                       Residing at Great Falls, Montana
                                       My Commission expires: June 16, 1981

    (NOTARIAL SEAL)

                         ARTICLES OF AMENDMENT TO ARTICLES OF
                                    INCORPORATION

The name of the Corporation is the Great Falls Gas Company.

The following is the Article of Amendment to the Articles of Incorporation for Great Falls Gas Company:
                                                                      [STAMP]

    RESOLVED, that the Shareholders amend the Articles of Incorporation, in order to increase the number of authorized shares of Common Stock, to effect a 10-for-1 split of the Company's Common Stock and to authorize preferred shares of Preferred Stock, and to establish the par value of said authorized shares, such amendment to be effective June 15, 1984, and that to that end Article Fourth be changed to read as follows:

    "FOURTH. The total authorized number of shares of this Corporation is 5,000,000, of which 3,500,000 shall be shares of Common Stock of the par value of $.15 each and of which 1,500,000 shall be shares of preferred stock of the par value of $.15 each. The shares of Preferred Stock may be issued from time to time by the Board of Directors in one or more series with such designations, relative rights, preferences, limitations, dividend rates, redemption prices, liquidation prices, conversion rights, sinking or purchase fund rights, and other provisions as the Board of Directors may establish, fix and determine. The holders of shares of Common Stock shall have one vote for each share of Common Stock held on each matter submitted to the holders of shares of Common Stock."

    The date of adoption was May 10, 1984, which was the date of a Special meeting of the Stockholders. There are 86,606 shares of common stock Outstanding and entitled to vote. The corporation only had one class of stock at the time of the vote. The holders of 81,066 shares of stock attended, in person or by proxy, the Special Meeting of Stockholders. The following votes here received:

                                  80,838 votes "for"
                                     161 votes "against"
                                      67 votes "abstained"

    The 10-for-1 split of the Company's common stock requires the issuance of 9 additional shares to each holder of shares, as of the effective date of June 1984. The transfer agent will send the additional shares along with a note of explanation signed by the President of the Corporation.


/s/Larry D. Geske                      /s/ William Quast
-----------------------                ------------------------
     President                              Secretary

                                  SECRETARY OF STATE
                                   STATE OF MONTANA

                               CERTIFICATE OF AMENDMENT
                         TO THE CERTIFICATE OF INCORPORATION


    I, JIM WALTERMIRE, Secretary of State of the State of Montana, do hereby certify that the Articles of Amendment to the Articles of Incorporation of GREAT FALLS GAS COMPANY, a Montana profit corporation, duly executed pursuant to the provisions of Section 35-1-210, Montana Code Annotated, have been received in my office and conform to law.

    NOW, THEREFORE, I, JIM WALTERMIRE, as such Secretary of State, by virtue of the authority vested in me by law, hereby issue this Certificate of Amendment to the Certificate of Incorporation of GREAT FALLS GAS COMPANY, a Montana profit corporation, and attach hereto a copy of the Articles of Amendment to the Articles of Incorporation.

 .


                                                         IN WITNESS WHEREOF, I
                                                 have hereunto set my hand and
                                                 affixed the Great Seal of the
                                                 State of Montana, at Helena,
                                                 the Capital, this December 10,
                                                 A.D. 1987.

                                                      /s/ Jim Waltermire
                                                      JIM WALTERMIRE
                                                      Secretary of State

                  GREAT FALLS GAS COMPANY ARTICLES OF INCORPORATION

                                ARTICLES OF AMENDMENT


Pursuant to the provisions of the Montana Business Corporation Act ( MCA Section 35-1-207 et seq.), Great Falls Gas Company submits its Articles of Amendment as follows:

1. The name of the corporation is Great Falls Gas Company.

2. The amendment adopted by its shareholders reads as follows:

         EIGHTH. A director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its shareholders, (ii) for acts or omissions that constitute willful misconduct, recklessness, or a knowing violation of law, (iii) under
         Section 409 of the Montana Business Corporation Act, or (iv) for a transaction from which the director derives an improper personal benefit. If the Montana Business Corporation Act is hereafter amended to authorize further elimination or limitation of the liability of a director then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Montana Business Corporation Act, as so amended., Any repeal or modification of the foregoing provisions of this Article Eight shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

3. On August 25th the Board of Directors for Great Falls Gas Company adopted a resolution proposing to amend the Articles of Incorporation in the above manner. On November 5th shareholders approved that amendment at the annual shareholders meeting.

4. The number of shares outstanding at the time of the annual meeting was 1,001,146. The number of shares entitled to vote was 991,766. At the time of the annual meeting the Company had only one authorized class of stock.

5. The number of shares voted in favor of the amendment was 511,728. The number of shares voted in opposition to the amendment was 14,800.

6. The amended article does not provide for exchange, reclassification or cancellation of issued shares.

              Dated this 7th day of December, 1987.

    By: /s/ Larry D. Geske
        ---------------------------
        Larry D. Geske, President

Attest:


/s/ John C. Allen
-----------------------------------
John C. Allen, Assistant Secretary

                                     VERIFICATION
STATE OF MONTANA                     )
                                     :  ss.
County of Cascade                    )

    On the 7th day of December, 1987, before me, the undersigned, a Notary Public for the State of Montana, personally appeared LARRY D. GESKE, and JOHN C. ALLEN, known to me to be the president and assistant secretary, respectively, of GREAT FALLS GAS COMPANY, and they, upon their oath, acknowledged to me that such corporation executed the foregoing Restated Articles of Incorporation of Great Falls Gas Company and that the statements therein contained are true.


                                       /s/ Cheryl Johnson
                                       ---------------------------------------
                                       Notary Public for the State of Montana
                                       Residing at Great Falls, Montana
                                       My commission expires: February 21, 1988

(NOTARIAL SEAL)

                  GREAT FALLS GAS COMPANY ARTICLES OF INCORPORATION
                                ARTICLES OF AMENDMENT


Pursuant to the provisions of the Montana Business Corporation Act (MCA 35-1-230 et seq.) Great Falls Gas Company submits its Articles of Amendment as follows:

1.  The name of the corporation is Great Falls Gas Company.

2. At the Shareholders meeting held November 18, 1993, a majority of its Shareholders adopted the following proposals:

    1. To change the corporate name from Great Falls Gas Company to ENERGY WEST, Incorporated,

    2. To amend the Articles of Incorporation to allow for the election of a range in the number of Directors from five to nine.

    Therefore, the Articles of Incorporation shall be changed to replace the name Great Falls Gas Company throughout the Articles of Incorporation, wherever it appears with the name ENERGY WEST, Incorporated.

    Furthermore, consistent with proposition Number 2 above, Article 3.2 shall be changed to read as follows:

    Section 3.2 Number, Qualification and Term of Office. The number of directors which shall constitute the whole Board shall be determined by resolution of the Board of Directors except that the number of directors shall not be less than five or more than nine. Each director shall own at least ten shares of capital stock of the Company. The term of office shall be one year unless the Board of Directors by resolution implement staggered terms consistent with the requirements of prevailing law. The terms of directors, if staggered, shall be two years.

3. On November 18, 1993 the Board of Directors for Great Falls Gas Company adopted a resolution proposing to amend the Articles of Incorporation in the above manner. On November 18, 1993 shareholders approved that amendment at the annual shareholders meeting.

4. The number of shares outstanding at the time of the annual meeting was 1,085,724. The number of shares entitled to vote was 1,085,724. At the time of the annual meeting the Company had only one authorized class of stock.

5. The number of shares voted in favor of Proposal No. 1, the Name Change amendment, was 951,716. The number of shares voted in opposition to the amendment was 16,091.

    The number of shares voted in favor of the Proposal No. 2, Number of Directors, was 941,505. The number of shares voted in opposition to the amendment was 25,597.

6. The amended article does not provide for exchange, reclassification or cancellation of issued shares.

Dated this 21st day of December, 1993.

By: /s/ Larry D. Geske
    ----------------------------------
    Larry D. Geske, President and CEO

                             VERIFICATION
STATE OF MONTANA           )
                           :     ss.
County of Cascade          )

On the 20th day of December, 1993, before me, the undersigned, a Notary Public for the State of Montana, personally appeared LARRY D. GESKE, known to me to be the President and CEO of ENERGY WEST, Incorporated, and upon his oath, acknowledged to me that such corporation executed the foregoing Articles of Amendment of ENERGY WEST, Incorporated and that the statements therein contained are true.


/s/ Cheryl Johnson
-----------------------------------------
Notary Public for the State of Montana
Residing at Great Falls, Montana
My commission expires:  February 21, 1994